UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

Vera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40407	81-2744449
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Harbor Way, 3rd Floor South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 770-0077

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	VERA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Sean P. Grant as Chief Financial Officer

On July 14, 2021, Vera Therapeutics, Inc. (the “Company”) announced the appointment of Sean P. Grant as the Company’s Chief Financial Officer, effective July 12, 2021 (the “Start Date”). Mr. Grant will serve as the Company’s principal financial officer in such role.

Mr. Grant, age 37, previously served as Vice President of Corporate Strategy and Business Development for CareDx, Inc., a biotechnology company, from May 2020 to June 2021. His responsibilities included leading mergers and acquisitions, venture investments and partnerships across diagnostics and therapeutics. Prior to joining CareDx, Mr. Grant served as Vice President in the Investment Banking Healthcare Division at Citigroup Global Capital Markets from July 2015 to March 2020. At Citigroup, Mr. Grant specialized in public and private capital raising as well as mergers and acquisitions for leading life science companies. Mr. Grant received a B.A. in Government and International Politics from George Mason University and an M.B.A. from the Johns Hopkins University Carey Business School.

In connection with Mr. Grant’s appointment, the Company entered into an employment agreement with Mr. Grant (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Grant will receive an annual base salary of $400,000 per year. He is eligible to receive an annual performance bonus of up to 40% of his base salary, pro-rated in calendar year 2021 for the partial year of service, based on the Company’s assessment of his performance and the Company’s attainment of written targeted goals as set by the Company in its sole discretion. Within 30 days following the Start Date, the Company will pay Mr. Grant a lump sum of $60,000 (the “Commencement Advance”). Mr. Grant will earn the Commencement Advance if he remains continuously employed with the Company through the first anniversary of the Start Date or, if earlier, through the date on which his employment terminates for any reason other than the Company’s termination of his employment for Cause (as defined in the Offer Letter) or his resignation without Good Reason (as defined in the Offer Letter). Pursuant to the Offer Letter and subject to approval by the Company’s Board of Directors (the “Board”), Mr. Grant will also receive an option to purchase 180,000 shares of the Company’s Class A common stock with an exercise price equal to the fair market value as determined by the Board on the date of the grant (the “Option”). The Option will be subject to the terms of the Company’s 2021 Equity Incentive Plan and a stock option agreement by and between the Company and Mr. Grant. The Option will vest subject to Mr. Grant’s continued employment over a period of four years, with 25% of the Option shares vesting on the first anniversary of the Start Date, and the remaining shares subject to the Option vesting in 36 equal monthly installments thereafter, in each case subject to Mr. Grant’s continued employment through the applicable vesting dates.

If (a) the Company terminates Mr. Grant’s employment without Cause (as defined in the Offer Letter) or (b) Mr. Grant resigns for Good Reason (as defined in the Offer Letter) (such terminations in “a” and “b” referred to as a “Qualifying Termination”), provided such termination or resignation constitutes a Separation from Service (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), then the Company will provide severance benefits including (i) nine months of Mr. Grant’s base salary in effect as of the Qualifying Termination date, paid in installments on the Company’s ordinary payroll dates (the “Severance”) and (ii) the cost of Mr. Grant’s and his dependents’ health care coverage in effect at the time of the Separation from Service for a maximum of nine months, either under the Company’s regular health plan or by paying Mr. Grant’s and his dependents’ COBRA premiums (the “COBRA Severance”).

In the event of a Qualifying Termination within three months prior to or within 12 months following the closing of a Change in Control (as defined in the Offer Letter), the Company will (a) accelerate the vesting of any of Mr. Grant’s then-unvested equity in the Company such that 100% of such equity shall be deemed immediately vested and exercisable as of Mr. Grant’s Separation from Service date; and (b) increase the amount of Severance and COBRA Severance to 12 months, and add to the cash component, as an additional severance benefit, an amount equal to Mr. Grant’s target annual performance bonus for the year of Mr. Grant’s Qualifying Termination, with such cash component to be paid in a single lump sum within 10 business days after the effective date of the Release (as defined in the Offer Letter).

There is no arrangement or understanding between Mr. Grant and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Grant and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Grant has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing description of the terms of Mr. Grant’s employment is not complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Resignation of Jonathan Wolter as Chief Financial Officer

In connection with Mr. Grant’s appointment, the Company accepted the resignation of Jonathan Wolter from his position as Chief Financial Officer of the Company, including as principal financial officer, to be effective July 14, 2021. Mr. Wolter’s resignation is not in connection with any disagreement relating to the Company’s operations, policies, or practices.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, by and between the Company and Sean P. Grant, dated May 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Therapeutics, Inc.

Dated: July 14, 2021

	By:	/s/ Marshall Fordyce, M.D.
Marshall Fordyce, M.D.
Chief Executive Officer